Exhibit 10.1

CONSULTING SERVICES AGREEMENT

This Consulting Agreement ("Agreement"), dated January 1, 2002, is made by and between Frank J. Weinstock, an individual, (“Consultant”) and Strategic Partners, Inc., a Wyoming corporation ("SPI")

WHEREAS, Consultant has knowledge and expertise in the management and operation of businesses, including development of business and publicly traded companies.

WHEREAS, Consultant desires to be engaged by SPI to provide information, evaluation and consulting services to the SPI in his area of knowledge and expertise on the terms and subject to the conditions set forth herein;

WHEREAS, SPI is a publicly held corporation and desires to further develop its business and properly managing its business; and

WHEREAS, SPI desires to engage Consultant to provide information, evaluation and consulting services to SPI in his area of knowledge and expertise on the terms and subject to the conditions set forth herein.

WHEREAS, Consultant currently has a five year employment agreement with SPI dated October 1999 and this new consulting agreement will supersede and replace that agreement in its entirety.

NOW, THEREFORE, in consideration for those services Consultant will provide to SPI, the parties agree as follows:

1.  Services of Consultant.

Consultant agrees to perform for the SPI consulting services related to, but are not limited to: (i) the management and operation of SPI; (ii) the evaluation of the company=s operations; and (iii) coordinating the expansion of SPI’s business operations and analysis of any opportunities to expand its existing business.

2.  Consideration.

SPI agrees to pay Consultant, as his fee and as consideration for the consulting services provided, one thousand dollars ($1,000) per month and the reimbursement of all company advances, costs and fees paid by Consultant or Consultant’s agents.

3.  Confidentiality.

Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4.  Indemnification.

(a)  SPI.

SPI agrees to indemnify, defend, and shall hold harmless Consultant, and to defend any action brought against consultant with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is based upon a breach of any of SPI's representations, warranties, or agreements hereunder, or (ii) arises out of the negligence or willful misconduct of SPI.

(b)  Consultant. (Frank J. Weinstock)

Consultant agrees to indemnify, defend, and shall hold harmless SPI, its directors, employees, shareholders and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

(c)  Notice.

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

5.  Termination and Renewal.

(a)  Term.

This Agreement shall become effective on the date appearing as first written at the top of this Agreement and terminate six (6) years thereafter. Unless otherwise agreed upon in writing by Consultant and SPI, this Agreement may automatically be renewed beyond its current Term.

(b)  Termination.

Either party may terminate this Agreement at their discretion on ninety (90) calendar days written notice, or upon thirty (30) days written notice if a party materially breaches any of its representations, warranties or obligations under this Agreement and such breach is not cured within such notice period. Except as may be otherwise provided in this Agreement, such breach by either party will result in the breaching party being responsible to reimburse the non-breaching party for all damages and costs incurred as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law or equity including all reasonable attorneys' fees and costs incurred in the enforcement of this Agreement.

(c)  Termination and Payment.

Upon any termination or expiration of this Agreement, SPI shall agree to reconcile  all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to SPI any and all outstanding services due through the effective date of this Agreement.

6.  Miscellaneous.

(a)  Independent Contractor.

This Agreement establishes an "independent contractor" relationship between Consultant and SPI.

(b)  Assignment.

This Agreement and any other benefit to accrue hereunder may be assigned or transferred by the consultant, either in whole or in part, without the written consent of the other party.

(c)  Amendment.

This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

(d)  Severability.

Each part of this Agreement is intended to be severable.  In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(e)  Entire Agreement.

This Agreement embodies the entire agreement understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement

(f)  Section Headings.

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

 (g)  Further Assurances.

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(h)  Notices.

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either United States mail, postage prepaid, or  generally recognized overnight carrier), addressed as follows

To SPI:

Strategic Partners, Inc.

1821 Logan Avenue

Cheyenne, WY 82001

To Consultant:

Frank J. Weinstock

P.O.Box 20927

Oxnard, CA 93034

(i)  Governing Law.

This Agreement shall be governed by the interpreted in accordance with the laws of the State of Wyoming without reference to its conflicts of laws rules or principles.  Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Wyoming in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(j)  Consents.

The person signing this Agreement hereby represents and warrants that they have the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(k)  Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on this date, appearing next to their signatures.

STRATEGIC PARTNERS, INC.

By :   /s/ Frank J. Weinstock

Its:   President

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